SECURITIES AND EXCHANGE COMMISSION



                            Washington, D.C.  20549





                                   FORM 8-K



                               CURRENT REPORT





     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934





       Date of Report (Date of earliest event reported) January 17, 1994



                          Triton Energy Corporation
            (Exact name of registrant as specified in its charter)



              Texas                   1-7864                75-1151855
(State or other jurisdiction of    (Commission            (IRS Employer
       incorporation)              File Number)         Identification No.)



      6688 N. Central Expressway, Suite 1400, Dallas, Texas       75206
      (Address of principal executive offices)                  (Zip Code)




    Registrant's telephone number, including area code (214) 691-5200


                                    N/A
         (Former name of former address, if changed since last report)




Item 5.  Other Events.

	On January 17, 1994, Triton Energy Corporation (the "Company") announced its intention to make an offer to purchase the shares of Triton Europe p.l.c. not owned by the Company.

	Consummation of the transaction is conditioned upon, among other things, approval by the minority shareholders of Triton
Europe p.l.c. and court approval.


Item 7.  Financial Statements and Exhibits.

		Exhibit No.				Description

		     99.1			Press Releases dated January 17, 1994





                                 SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                   						TRITON ENERGY CORPORATION



Date:  January 19, 1994			By:            /s/ Robert B. Holland, III

                                  							Robert B. Holland, III,  Senior Vice
                                  							President and General Counsel




                              EXHIBIT NO. 99.1


NEWS RELEASE

TRITON ENERGY MAKES OFFER FOR MINORITY INTERESTS
IN TRITON EUROPE


DALLAS--Jan. 17, 1994--Triton Energy Corporation (NYSE: OIL) today announced that it has offered to acquire the outstanding minority shareholding of Triton Europe plc. (London: TTE) in exchange for new Triton Energy convertible preferred shares.
The offer values the Triton Europe shares at 37.5 pence (approximately 56 cents U.S.) per share. Triton Energy currently owns 59.5% of the outstanding shares of Triton Europe.

Triton Energy intends to issue the preferred shares in exchange for the approximately 33.4 million Triton Europe shares not currently held by the company. The convertible preferred shares will pay a fixed dividend of 5% per annum and will be convertible into the common stock of Triton Energy Corporation at an approximate 20% premium to market value at closing. It is estimated that the closing will occur within the next 120 days.

Triton Europe's principal producing property is the Villeperdue oil field (50% working interest), located 100 kilometers east of Paris. Triton Europe's net production from Villeperdue in the fiscal year ended May 31, 1993, averaged 3,488 barrels per day.

The transaction is subject to approval by the minority shareholders of Triton Europe and the High Court in the United
Kingdom as well as other conditions at closing.

Triton Energy, with headquarters in Dallas, is an international independent oil and gas exploration and production company with oil and gas interests in numerous countries.

                               # # #

CONTACTS:  W. Greg Dunlevy or Linda T. Covington (214) 691-5200







NEWS RELEASE                                         17 January 1994

                      Notes for City Editors



Recommended Offer by Triton Energy for the Minority Interests in
Triton Europe



 The Boards of Triton Energy Corporation and Triton Europe plc announce that agreement has been reached on the terms of a recommended offer by Triton Energy, which currently owns 59.47% of Triton Europe, for the shares in Triton Europe not already owned by it.

 As described in the announcement, the offer values each Triton
Europe share at 37.5p, a premium of 87.5% to Triton Europe's mid-market closing price of 20p as at 14 January 1994.

 The consideration will be satisfied by the issue of new unlisted 5% convertible preferred stock of Triton Energy. Each convertible preference share will be convertible into one common share of Triton Energy on or after 1 October 1994.

 Shareholders in Triton Europe will be able to elect to receive cash in respect of their holdings up to a maximum of $10,000 per shareholder, subject to a maximum cash payment by Triton Energy of $2 million.

 The offer is to be effected by means of a Scheme of Arrangement.

 The three largest minority shareholders in Triton Europe, who together own or control 18.3% of the Company or 45.2% of the shares not currently owned by Triton Energy, have indicated their intention to vote in favour of the Scheme of Arrangement.

 The independent directors of Triton Europe, advised by Kleinwort Benson Securities Limited, believe that the terms of the offer are fair and reasonable and will unanimously recommend
Triton Europe shareholders to vote in favour of the Scheme of Arrangement to effect the offer.

 J.P. Morgan is acting as financial adviser to Triton Energy.

 The remainder of this announcement contains additional information on the offer.

Enquiries:

	Triton Europe:		Bill Smith, Non-Executive Director	London	071 629 1010

	Kleinwort Benson
	Securities Limited:	John Herring, Director	       	London	071 623 8000

	Triton Energy:		Greg Dunlevy, Vice President		     Dallas	214 691 5200
             				Linda Covington, Manager	          Dallas	214 691 5200

	J.P. Morgan:		Roger Wood, Vice President		         London	071 325 5266
             		Eileen Darko, Associate		            London	071 325 5755

News Release:



Recommended Offer by Triton Energy for the Minority Interests in
Triton Europe


The Boards of Triton Energy Corporation ("Triton Energy") and Triton Europe plc ("Triton Europe", or the "Company") announce that agreement has been reached on the terms of a recommended offer (the "Offer") by Triton Energy, which currently owns 59.47% of the Company, for the shares not already owned by it. A committee comprising the directors of Triton Europe who are not directors of or otherwise connected with Triton Energy (the "Independent Directors") has been appointed to consider the Offer. The Independent Directors are W.R. Smith, J.J. Holtzscherer and D.P. Metcalfe.

As described below, the Offer values each Triton Europe share at 37.5p and attributes an aggregate value to the Company of 30.9 million pounds, or 12.5 million pounds for the shares not already owned by Triton Energy.

The Offer is to be effected by means of a Scheme of Arrangement under Section 425 of the Companies Act of 1985 (the "Scheme"). Implementation of the Scheme will require, inter alia, the passing of resolutions at meetings of Triton Europe's shareholders and the sanctioning of the Scheme by the High Court. The conditions of the Scheme are set out in Appendix I.

Triton Energy currently owns 49,058,805 Triton Europe ordinary shares of 5p each ("Triton Europe Shares"), equivalent to 59.47% of the Company's issued share capital. In addition, directors and officers of Triton Energy hold a further 15,500 Triton Europe Shares, equivalent to 0.02% of the Company's issued share capital. Triton Energy will not vote at the meetings of Triton Europe shareholders to be convened to consider the Scheme.

Assuming its approval, it is anticipated that the Scheme will become effective in early April 1994, following which Triton
Energy intends to seek the cancellation of the listing of Triton
Europe's shares on the London Stock Exchange.


Proposed Terms

The Offer is being made on the basis that each Triton Europe
Share is being attributed a value of 37.5p.

The consideration for each Triton Europe Share will be satisfied by the issue of Triton Energy Convertible Preferred Stock ("Preference Share"). Each Preference Share will be convertible into one share of Triton Energy common stock. The precise number of Preference Shares to be issued in respect of each Triton Europe shareholding will not be determined until the Scheme of Arrangement necessary to effect the Offer has been approved both by shareholders and the High Court. This is anticipated to take place in early April 1994.

For the purpose of the Offer, each Preference Share will be attributed a value of 120% of the average closing price for one Triton Energy common share on the New York Stock Exchange for the five trading days prior to the date of the Court hearing to sanction the Scheme (the "Redemption Price"). The foreign exchange rate to be used will be the rate applying on the latest practicable business day prior to the printing of the circular to shareholders setting out the terms of the Offer (the "Exchange Rate Date").

Fractions of Preference Shares will not be issued and fractional entitlements will be satisfied in cash on the basis of 37.5p for every Triton Europe Share held.

Each Preference Share will be convertible at any time on or after 1 October 1994 into one share of Triton Energy common stock.

The value of the Offer represents an increase of 87.5% over 20p, being the closing middle market price for a Triton Europe Share on 14 January 1994, the last dealing day prior to this announcement.

For illustrative purposes only, assuming an exchange rate of 1 pound = $1.4915 and a price for each Triton Energy common share of $31
(the price at 5 p.m. London time on 14 January 1994), Triton
Europe shareholders would be offered one Preference Share for every 66 Triton Europe Shares then held.

Assuming full conversion price of the maximum number of Preference Shares issuable pursuant to the Offer, and on the basis of the foreign exchange rate and the share price used above, approximately 500,000 new Triton Energy common shares would be issued, equivalent to approximately 1.4% of Triton Energy's enlarged issued share capital.


Principal Terms of the Preference Shares


The Preference Shares will be convertible into Triton Energy common stock at a price which equates to a 20% premium to the average closing price of Triton Energy common stock on the New York Stock Exchange for the five trading days prior to the date of the Court hearing to sanction the Scheme.

Each Preference Share will bear, when declared out of funds legally available for payment, a fixed cash dividend of 5% per annum on the Redemption Price, before applicable withholding taxes, payable semi-annually in U.S. dollars on 30 September and 30 March, commencing on 30 September 1994.

In general, holders of the Preference Shares who are resident in the U.K. will be subject to a 15% U.S. withholding tax on dividend payments.

The Preference Shares will be redeemed at the Redemption Price on 30 March 2004 either for cash or, at the option of Triton Energy, for Triton Energy common stock. If common stock is issued to satisfy redemption, the number of Triton Energy common shares issued will be determined by reference to the average closing price for Triton Energy common stock on the New York Stock Exchange on the five trading days prior to redemption so that each holder of the Preference Shares will be issued such number of common shares as has a market value equivalent to the Redemption Price.

Triton Energy may also redeem all outstanding Preference Shares for cash at the Redemption Price at any time if 75% or more of the aggregate amount issued as a result of the Offer has already been converted.

In addition, with effect from 30 March 1998, Triton Energy will have the right to redeem the Preference Shares in cash at the Redemption Price.

The Preference Shares will rank in priority to Triton Energy common stock or any liquidation, but will be subordinated in right of payment to all existing and future indebtedness of Triton Energy.

Further information on the Preference Shares is set out in Appendix II.
Valuation of the Preference Shares

The Preference Shares have been valued by J.P. Morgan as at 14 January 1994 at not less than 100% of the Redemption Price. This implies a value of 37.5p for each Triton Europe Share on the basis of the exchange rate prevailing on the Exchange Rate Date.

J.P. Morgan's valuation has been arrived at employing customary valuation techniques on the basis of a number of factors, including the conversion premium, the dividend and the historical volatility of Triton Energy common shares, and has been based on a number of assumptions prevailing on 14 January 1994, including the interest rates prevailing on that date and the state of the market for similar securities. The value of the Preference Shares to individual shareholders of Triton Europe will depend on their tax position. In particular, the Preference Shares may be worth more to U.S. shareholders in Triton Europe who are not subject to U.S. withholding tax on dividends paid by Triton Energy than to investors who are subject to such U.S. withholding tax.


Transferability of the Preference Shares


Although it is not intended that the Preference Shares be listed on any securities exchange, they will be freely transferable.

J.P. Morgan Securities Inc. (the "Market Maker") has indicated its willingness to make a market in the Preference Shares. However, the Market Maker is under no obligation to make a market in the Preference Shares, and any market making activity may be discontinued at any time.

The Preference Shares may trade at prices higher or lower than the Redemption Price, depending on many factors including prevailing interest rates; the financial condition, business, assets, results of operations or prospects of Triton Energy, or financial conditions affecting the value of Triton Energy's securities; and the market for similar securities.



Cash Election


As part of the Offer arrangements, Triton Energy has agreed to make a facility available whereby individual shareholders in Triton Europe can elect to receive up to $10,000 of the consideration due to them in cash.

Under this facility, the sterling equivalent of up to $2 million is being made available to satisfy cash elections and fractional entitlements. To the extent that fractional entitlements and cash elections in aggregate amount to more than $2 million, shareholder elections will be scaled back pro rata to their elections.

On the assumption that Triton Europe's shareholder register remains unchanged from 31 December 1993, if every Triton Europe shareholder elected to receive their full cash entitlement, then their elections would be met in full.

J.P. Morgan, financial adviser to Triton Energy, is satisfied that adequate resources are available to Triton Energy to meet its cash obligations under the terms of the Offer.



Information on Triton Energy


Triton Energy is an independent energy company engaged in international oil and gas exploration and production through wholly-owned and partly-owned subsidiaries and affiliates, some of which (including Triton Europe) are publicly-held. In addition to its holding in Triton Europe, Triton Energy currently has interests in producing properties and development operations in Colombia, Argentina, Indonesia, the United States, Canada and Australia and has oil and gas interests or conducts exploration activities in these areas as well as in Malaysia/Thailand and New Zealand. Triton Energy is headquartered in Dallas, Texas.

During 1993, Triton Energy made several changes in its management and initiated a strategic review of its existing exploration and development programmes and non-oil and gas businesses. Triton Energy is focussing its strategy on high potential exploration and development opportunities in Colombia, Malaysia/Thailand and Argentina, and in new international oil and gas ventures.

Triton Energy has a net revenue interest of 9.24% in the Cusiana and Cupiagua Fields in Colombia. The fields have been declared commercial by Ecopetrol, the Colombian national oil company, and are expected to produce a peak of 150,000 gross barrels of oil per day in the initial production phase by December 1995.

Triton Energy had net proved reserves of 104.0 million barrels of liquids, and 158.7 billion cubic feet of gas as at 31 May
1993.

In the year ended 31 May 1993, Triton Energy's total revenues were $110.2 million. In the same period Triton Energy made a loss from continuing operations (before extraordinary items and the cumulative effect of accounting changes) of $81.8 million. As at 31 May 1993, Triton Energy had total stockholders' equity of $255.4 million.

At 14 January 1994, Triton Energy's authorised capital was 200,000,000 shares of common stock and 5,000,000 shares of preferred stock. About 35.4 million common shares and no preferred shares were in issue. Up to 200,000 shares of preferred stock may be issued to holders of common stock in certain circumstances under Triton Energy's Shareholders' Rights Plan.

Triton Energy's primary share quotation is on the New York Stock Exchange. Its shares were trading at $31 at 5 p.m. London time on 14 January 1994, implying a market capitalisation of about $1,100 million. Triton Energy's shares are also quoted on the Toronto Stock Exchange.

Further information on Triton Energy will be included in the Scheme document, which will be sent to shareholders in due course.



Information on Triton Europe


Triton Europe is an independent oil and gas company listed on the London Stock Exchange whose principal asset is a 50 percent non-operated interest in the Villeperdue field in the Paris Basin, France. The Company, which is registered in England, has its head office in The Hague, the Netherlands, as well as offices in Paris and London. The Company also has interests in Italy, the United Kingdom and the United States of America.

At 31 May 1993, Triton Europe had estimated proved net reserves of 8,188,000 barrels of oil, of which 7,502,000 were at Villeperdue and 549,000 barrels at the Melun and Bagneaux fields, which have been sold for 0.7 million pounds. During the financial year ended 31 May 1993, Villeperdue accounted for more than 86% of the Company's total production. The field produced an average of 3,488 barrels of oil per day net to the Company, a 20% decline over the previous years. Current net production is approximately 2,600 barrels per day.

The Company's financial performance in recent years has suffered as a result of a decline in production and relatively high fixed costs. In September, the Company announced its results for the financial year ended 31 May 1993. These showed an operating loss of 50.3 million pounds, largely due to a 41.0 million pounds writedown of the Company's oil and gas interests, of which approximately
37.0 million pounds was attributed to the Paris Basin producing properties. The Group's loss after taxation for the period was
34.4 million pounds, representing loss per share of 41.72p. The audited net assets of the Company at 31 May 1993 were 41.19 million pounds, equivalent to 49.9p per share.

The Company is presently in the process of completing a programme of substantial cost reductions which will result in a reduction in staff levels of some 75 percent. The Company's financial performance will also be influenced by the fall in the price of Brent oil from $18.50 per barrel at 31 May 1993 to $14.02 as at 11 January 1994, which will have a significant adverse impact on this year's reserves.

In the light of the approach by Triton Energy, the Independent Directors commissioned DeGolyer and MacNaughton, a leading firm of independent petroleum consultants, to prepare a valuation of the proven and probable reserves of Triton Europe's French producing assets as of 30 November 1993. On the basis of certain assumptions, including an oil price achieved of $15.02 per barrel and a discount rate of 10%, the preliminary estimate of the net present worth of the future net revenue of the proved reserves amounts to some $29 million and some $37 million for the proved plus probable reserves. The probable reserves have not been risk-adjusted. These values equate to 23.5p and 30.0p respectively per Triton Europe Share and compare to 41.2p per share, being the carrying value attributable to the Paris Basin interests in the last published accounts.

Further information on the Company will be included in the Scheme document.



Background to the Offer


Triton Energy and the Independent Directors have been concerned for some time about the Company's continuing declines in production, the relatively high cost of maintaining a listing, overall high costs in relation to revenues, and the limited liquidity in Triton Europe Shares. In August 1993 Triton Energy informed the Independent Directors of its intention to acquire the minority shareholdings in the Company. Since the initial approach, Triton Energy and its financial adviser, J. P. Morgan, have been involved in numerous discussions with the Company's Independent Directors and their financial adviser, Kleinworth Benson Securities Limited. As a result of these discussions Provident Mutual, Legal & General and L.L. Capital Partners, the three largest minority shareholders who together account for 18.3% of Triton Europe Shares or 45.2% of the shares not currently owned by Triton Energy, have expressed their intention to vote in favour of the Offer.



Management and Staff


Triton Energy has confirmed that the existing rights, including pension rights, of the employees of Triton Europe will be fully safeguarded.




Recommendation by the Independent Directors


The Independent Directors consider that the terms of the Offer are fair and reasonable, and have been so advised by Kleinwort Benson Securities Limited. Accordingly, they will unanimously recommend that Triton Europe shareholders vote in favour of the necessary resolutions at the forthcoming shareholder meetings to effect the Offer, as they intend to do in respect of their own beneficial shareholdings amounting to 12,000 shares.


General


A letter to shareholders giving full details of the proposed
Offer, the Scheme of Arrangement and the views of the Independent Directors will be despatched to Triton Europe shareholders as soon as practicable.

The Panel on Takeovers and Mergers has indicated that the proposed transaction will not be subject to the City Code on Takeovers and Mergers (the "Code"), since the Company is not deemed to be a U.K. company for the purposes of the Code.

This document has been issued by Morgan Guaranty Trust Company of New York, a member of the Securities and Futures Authority.


                                 Appendix I

                           Conditions of the Scheme



The Scheme will become fully effective and binding if:


(i)	a resolution to approve the Scheme is passed by a majority
in number representing three-fourths in value of the Triton
Europe Shares held by those present and voting either in person or by proxy at a Court meeting of the holders of Triton Europe
Shares;

	(ii)	the necessary resolution to give effect to the Offer is
duly passed at an Extraordinary General Meeting of Triton
Europe; and

	(iii)	the Scheme is sanctioned by the High Court and an office
copy of the Court Order is delivered to the Registrar of Companies for registration.


The necessary steps to make the Scheme effective will not be taken:


(a)	until any necessary filings with the U.S. Securities and
Exchange Commission have been completed; and

(b)	if any government or governmental, quasi-governmental,
supranational or trade agency or regulatory body shall have, prior to the effective date of the Scheme, instituted or threatened any action, suit or investigation to restrain, prohibit, restrict materially, delay materially or otherwise challenge the proposed acquisition or shall have threatened to take any action as a result of its implementation.


	Triton Europe reserves the right to waive the requirement in these paragraphs (a) and (b).


If the Scheme does not become effective by 30 June 1994, or such later date as Triton Europe and Triton Energy may jointly approve and the High Court may allow, it will lapse and be of no further effect.



                                Appendix II

               Further Information on Preference Shares



Dividend. Holders of the Preference Shares will be entitled to receive, when declared out of funds legally available for payment, a fixed cumulative cash dividend of 5% per annum on the Redemption Price, before applicable withholding taxes, payable semi-annually on 30 September & 30 March in each year.
Dividends will be computed on the basis of a 360-day year consisting of twelve 30-day months. The first dividend payment will be made on 30 September 1994, based on the number of days elapsed between the Scheme becoming effective and the first dividend payment date, divided by 360 days. The Preference Shares will have priority as to dividends over the common stock of Triton Energy and no repurchase or redemption of common stock will be permitted unless all accrued and unpaid dividends on the Preference Shares have been paid or declared and set aside for payment. Penalty dividends will accrue in respect of any dividend payment on the Preference Shares which may be in arrears.

Conversion. The Preference Shares will be convertible into Triton Energy common stock at a conversion price which will be set at a premium of 20% to the average closing price of Triton Energy common stock on the New York Stock Exchange on the five trading days prior to the date on which the Scheme becomes effective. The Preference Shares may be converted at any time on or after 1 October 1994. Conversion rights will be enhanced to account for any accrued but past due dividends.

Redemption. With effect from 30 March 1998, the Preference Shares will be redeemable for cash at the Redemption Price (plus accrued dividends, if any) at the option of Triton Energy, in whole or in part, at any time and from time to time, upon not less than 30 nor more than 60 days' notice. Triton Energy may also redeem all outstanding Preference Shares for cash at any time if 75% or more of the aggregate amount issued as a result of the Offer has already been converted. Any outstanding Preference Shares will be redeemable at the Redemption Price (plus accrued dividends, if any) on 30 March 2004. Redemption on this date may be made in cash or Triton Energy common shares, at the option of Triton Energy. If Triton Energy common shares are issued, they will be valued at the average closing price of Triton Energy common stock on the New York Stock Exchange on the five trading days prior to redemption so that each holder of the Preference Shares will be issued such number of common shares as has a market value equivalent to the Redemption Price (plus accrued dividends, if any).

Liquidation. The Preference Shares will rank in priority to Triton Energy common stock on any liquidation, but will be subordinated in right of payment to all existing and future indebtedness of Triton Energy, and effectively subordinated to all existing and future indebtedness and preferred stock of each of Triton Energy's subsidiaries to the extent of any such subsidiary's assets.

Voting. Triton Energy's Articles of Incorporation will not be capable of amendment in a manner adversely affecting the rights of the holders of Preference Shares without the consent of at least two thirds of the outstanding shares of Preference Shares, voting separately as a class with the holders of any other class of preferred stock entitled to vote in the circumstances.

Anti-dilution Provision. The conversion terms will be adjusted in the event of a share split or share divided by Triton Energy.

Listing. While it is not intended that the Preference Shares will be listed on any securities exchange, J.P. Morgan
Securities Inc (the "Market Maker") has indicated its willingness to make a market in the Preference Shares. However, the Market Maker is under no obligation to make a market in the Preference Shares, and any market making activity may be discontinued at any time.

Transferability. The Preference Shares will be freely transferable.